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                                  EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Arris Pharmaceutical Corporation for the registration of 161,418 shares of its Common Stock and to the incorporation by reference therein of our report dated January 20, 1996, with respect to the consolidated financial statements of Arris Pharmaceutical, Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


Palo Alto, California
July 29, 1996